EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13G, dated September 30, 2024 (this “Schedule 13G”), with respect to the Class A Common Stock, par value $0.0001 per share, and Class B Common Stock, par value $0.0001 per share, of Reddit, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to this Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of this Schedule 13G and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of November 14, 2024.

Advance Publications, Inc.

By:	/s/ Oren Klein
	Name:	Oren Klein
	Title:	Chief Financial Officer

Advance Magazine Publishers Inc.

By:	/s/ Oren Klein
	Name:	Oren Klein
	Title:	Chief Financial Officer